UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 12, 2007
                                                      ------------------

                        DRAGON INTERNATIONAL GROUP CORP.
             (Exact name of registrant as specified in its charter)


       Nevada                         000-23485                 98-0177646
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(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)               File Number)            Identification No.)


      Building 14 Suite A09, International Trading Center, 29 Dongdu Road,
                              Ningbo, China 315000
        ----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code 86-574-56169308
                                                          ----------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry Into a Material Definitive Agreement

On March 12, 2007, Dragon International Group Corp. (the "Company") entered into a one year contract with Hunan Prince Milk Group, a Chinese company, to supply 500 tons of 2 layer, high performance food packaging aluminum compound paper, a newly developed packaging product manufactured by the Company.

The contract is for a term of one year and is valued at approximately $2.3 million USD (RMB 18,000,000).

The purchase agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On April 24, 2007, the Company issued a press release regarding this transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1     Purchase Agreement with Hunan Prince Milk Group

99.1     Press release dated April 24, 2007



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        DRAGON INTERNATIONAL GROUP CORP.

April 24, 2007                      By:  /s/ David Wu
                                   ------------------------------
                                                David Wu, CEO
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